Exhibit 99.1

Rubicon Project Reports Third Quarter 2016 Results

•	Q3 GAAP revenue of $65.8 million, an increase of 2% year-over-year

•	Q3 non-GAAP net revenue(1) of $60.6 million, an increase of 5% year-over-year

•	Q3 GAAP net income of $3.5 million, an improvement of 217% year-over-year

•	Q3 Adjusted EBITDA(1) of $15.3 million, an increase of 22% year-over-year, and representing an Adjusted EBITDA margin(2) of 25%

•	Q3 GAAP diluted income per share(3) of $0.07, an improvement of 200% year-over-year

•	Q3 non-GAAP earnings per share(1) of $0.32, an increase of 39% year-over-year

LOS ANGELES, California – November 2, 2016 – Rubicon Project (NYSE: RUBI), which operates one of the largest advertising marketplaces in the world, today reported its results of operations for the third quarter ended September 30, 2016.

“We executed well against our key strategic drivers of mobile, video, orders and header bidding in the third quarter, delivering both top line and bottom line results that were within range of our guidance,” said Frank Addante, CEO and Founder of Rubicon Project.

“As expected, Q3 was a challenging quarter for both our industry and our business in particular and we still have work to do to deliver the revenue growth that we know our business is capable of generating. We remain confident that the strength of our premium technology platform, our global marketplace and strong balance sheet uniquely positions us to win in the market and we expect these strengths to propel our business to stronger long term growth in 2017."
Today, the Company also announced a workforce reduction of 125 employees, or approximately 19%, of its workforce. The Company expects to complete this action and incur pre-tax charges of approximately $4.0 million in cash expenditures for one-time employee-termination benefits during the fourth quarter of 2016. The reduction in force is expected to reduce future employee-related costs on an annual basis by approximately $18.0 million. In addition, the Company implemented non-headcount related operating expense cost control initiatives that it anticipates will provide additional savings of approximately $12.0 million annually, for a total of $30 million in annualized cost reductions.

This workforce reduction continues a comprehensive realignment of the business which the Company began in the second quarter of 2016 to focus on key growth areas, better match the Company’s cost structure with its growth rate, and instill greater discipline around cost efficiency. These efforts have also resulted in the integration of the Company’s global revenue teams through the combination of the buyer and seller sales organizations, as well as the integration of the product and engineering teams into one organization led by the recently named Chief Product and Engineering Officer.

Third Quarter 2016 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended
	September 30, 2016	September 30, 2015	Change
GAAP revenue	$65.8	$64.3	2%
Advertising spend(1)	$242.8	$244.4	(1%)
Non-GAAP net revenue(1)	$60.6	$57.9	5%
Take rate(4)	24.9%	23.7%	1 ppt

Net income (loss)(3)	$3.5	($3.0)	N/A
Adjusted EBITDA(1)	$15.3	$12.6	22%
Adjusted EBITDA margin(2)	25%	22%	4 ppt
Diluted income (loss) per share(3)	$0.07	($0.07)	N/A
Non-GAAP earnings per share(1)	$0.32	$0.23	39%

Balance Sheet:

•	The Company had cash and liquid assets of $193.2 million (including cash and cash equivalents of $154.3 million and marketable securities of $38.9 million) and was debt free as of September 30, 2016.

Definitions:
(1)
Advertising spend (previously referred to as managed revenue), non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by non-GAAP net revenue. Reconciliations for both net income (loss) to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(3)
Net income, diluted income per share, and non-GAAP EPS for the third quarter of 2016 include a tax benefit of $5.6 million. Our outlook does not currently reflect a tax provision or benefit in future periods; however, our actual results may materially differ from these expectations.

(4)
Take rate is an operational performance measure calculated as non-GAAP net revenue divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer's or seller's activity on our platform, mix of inventory types, the implementation of new products, platforms and solution features, auction dynamics, competitive factors, and the overall development of the digital advertising ecosystem.

Q4 and Full Year 2016 Outlook
	Q4 2016	Full Year 2016
GAAP revenue	$65 - $75 million	$271 - $281 million
Non-GAAP net revenue(5)	$60 - $68 million	$249 - $257 million
Adjusted EBITDA(6)	$10 - $18 million	$59 - $67 million
Non-GAAP earnings per share(6)	$0.08 - $0.16	$0.86 - $0.94

Additional Notes on Q4 and Full Year 2016 Outlook:
(5)	Non-GAAP net revenue is calculated as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis.
(6)
We do not provide a reconciliation of our non-GAAP financial guidance for Adjusted EBITDA and non-GAAP earnings per share to the corresponding GAAP measures because the amount and timing of many future charges that impact these measures (such as asset impairment, amortization of future acquired intangible assets, acquisition-related charges, foreign exchange (gain) loss, net, stock-based compensation, and provision or benefit for income taxes) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

Third Quarter 2016 Results Conference Call and Webcast:
The Company will host a conference call on November 2, 2016 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its third quarter of 2016.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10088173
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project's mission is to keep the Internet free and open and fuel its growth by making it easy and safe to buy and sell advertising. Rubicon Project pioneered advertising automation technology to enable the world's leading brands, content creators and application developers to trade and protect trillions of advertising requests each month and to improve the advertising experiences of consumers. Rubicon Project is a publicly traded company (NYSE: RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements include, but are not limited to, our guidance and other statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend (previously referred to as managed revenue), non-GAAP net revenue, profitability, net income (loss), Adjusted EBITDA, earnings per share, non-GAAP earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, and Orders opportunities, and implementation of solutions to improve the advertising experience of consumers; investments in our business; development of our technology; introduction of new offerings; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our mobile, video, and Orders offerings; sales growth; client utilization of our offerings; our competitive differentiation; our leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including take rate, paid impressions, and average CPM; the effects of our Q4 workforce reduction and other cost-reduction measures and reallocation of operating expenses to other areas; and factors that could affect these and other aspects of our business.

These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to, our ability to grow rapidly and to manage our growth effectively, including in Orders, mobile, and video; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our ability to maintain a supply of advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner in response to client demands and industry trends, including shifts in digital advertising growth from display to mobile channels; our ability to implement solutions to improve the advertising experience of consumers; the increased prevalence of header bidding and its effect on our competitive position in desktop; our header bidding solution not resulting in revenue growth and causing infrastructure strain and added cost; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, Orders, automated guaranteed, video, and guaranteed audience solutions; declining fees and take rate, including as a result of implementation of alternative pricing models, and the need to grow through advertising spending increases rather than fee increases; our limited operating history and history of losses; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google) where we are unable to participate; the effects of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings, compete effectively and to maintain our pricing and take rate in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports filed with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, including for the quarterly periods ended June 30, 2016 and September 30, 2016. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net income" and "Reconciliation of GAAP EPS to non-GAAP EPS" included as part of this press release.
We define advertising spend as the spend transacted on our platform. Tracking our advertising spend allows us to compare our results to the results of companies that report all or substantially all spending transacted on their platforms as GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending and scale of our offerings. Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, and other factors such as changes in the market, our execution of the business, and competition.
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. Non-GAAP net revenue is one useful measure in assessing the performance of our business because it shows the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we apply under GAAP across different types of transactions, and facilitates comparison of our results to the results of companies that report all of their revenue on a net basis. A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult. Our non-GAAP net revenue may be influenced by demand for our services, the volume and characteristics of advertising spend, and our take rate.

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, and other cash and non-cash based income or expenses, which mainly consist of foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss), or any other measure of financial performance calculated and presented in accordance with GAAP. Adjusted EBITDA excludes non-cash and other cash items that we do not consider indicative of our core operating performance. We believe Adjusted EBITDA and the related ratio of Adjusted EBITDA margin are useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company's performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

•
our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance, and Adjusted EBITDA is also used as a metric for determining payment of cash incentive compensation; and

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•
depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration;

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts;

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuation in our revenue and the timing of our investments in our operations.
Because of these limitations, we also consider other measures, including net income (loss).

We define non-GAAP earnings per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings per share is that other companies may define non-GAAP earnings per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Erica Abrams
(424) 293-7388
erica@ericajabrams.com
Media Contact
Dallas Lawrence
Rubicon Project
(424) 230-7947
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$154,264	$116,499
Accounts receivable, net	152,639	218,235
Marketable securities	38,936	23,349
Prepaid expenses and other current assets	10,391	7,624
TOTAL CURRENT ASSETS	356,230	365,707
Property and equipment, net	29,025	25,403
Internal use software development costs, net	16,597	13,929
Goodwill	65,705	65,705
Intangible assets, net	36,470	50,783
Marketable securities and other assets, non-current	1,926	15,209
TOTAL ASSETS	$505,953	$536,736
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$186,181	$247,967
Other current liabilities	2,622	2,196
TOTAL CURRENT LIABILITIES	188,803	250,163
Deferred tax liability, net	1,234	6,225
Other liabilities, non-current	1,899	2,247
TOTAL LIABILITIES	191,936	258,635
STOCKHOLDERS' EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital (1)	391,931	359,064
Accumulated other comprehensive loss	(103)	(15)
Accumulated deficit (1)	(77,811)	(80,948)
TOTAL STOCKHOLDERS' EQUITY	314,017	278,101
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$505,953	$536,736

(1) The Company early adopted new accounting guidance that simplifies several aspects of the accounting for share-based payment transactions, including accounting for forfeitures and income tax consequences. The new standard required the change be adopted using the modified retrospective approach. As such, the Company recorded a cumulative-effect adjustment to increase the December 31, 2015 accumulated deficit and the December 31, 2015 additional paid-in capital balances.

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$65,811	$64,253	$205,554	$154,477
Expenses:
Costs of revenue(1)(2)	17,798	16,556	52,121	37,126
Sales and marketing(1)(2)	21,635	22,817	64,879	60,027
Technology and development(1)(2)	12,513	11,822	38,250	30,626
General and administrative(1)(2)	16,238	18,225	53,233	50,488
Total expenses	68,184	69,420	208,483	178,267
Loss from operations	(2,373)	(5,167)	(2,929)	(23,790)
Other (income) expense:
Interest income, net	(134)	(37)	(359)	(14)
Other income	(191)	—	(388)	—
Foreign exchange gain, net	(21)	(38)	(338)	(1,381)
Total other (income) expense, net	(346)	(75)	(1,085)	(1,395)
Loss before income taxes	(2,027)	(5,092)	(1,844)	(22,395)
Benefit for income taxes	(5,557)	(2,083)	(4,981)	(2,412)
Net income (loss)	$3,530	$(3,009)	$3,137	$(19,983)
Net income (loss) per share:
Basic	$0.07	$(0.07)	$0.07	$(0.51)
Diluted	$0.07	$(0.07)	$0.06	$(0.51)
Weighted-average shares used to compute net income (loss) per share:
Basic	47,538	41,308	46,186	38,847
Diluted	48,683	41,308	49,126	38,847

(1)	Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Cost of revenue	$91	$65	$261	$177
Sales and marketing	2,054	2,197	6,711	5,180
Technology and development	1,287	1,525	4,461	3,431
General and administrative	3,099	5,013	10,615	13,249
Total stock-based compensation expense	$6,531	$8,800	$22,048	$22,037

(2)	Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Cost of revenue	$7,010	$5,270	$19,678	$13,999
Sales and marketing	2,736	2,286	6,298	6,031
Technology and development	692	526	1,896	1,259
General and administrative	516	539	1,490	1,181
Total depreciation and amortization expense	$10,954	$8,621	$29,362	$22,470

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
OPERATING ACTIVITIES:
Net income (loss)	$3,137	$(19,983)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,362	22,470
Stock-based compensation	22,048	22,037
Loss on disposal of property and equipment, net	5	29
Change in fair value of contingent consideration	—	(136)
Unrealized foreign currency (gains) losses, net	—	(58)
Deferred income taxes	(4,985)	(2,143)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	65,583	(12,300)
Prepaid expenses and other assets	(3,276)	996
Accounts payable and accrued expenses	(63,141)	11,568
Other liabilities	78	(1,295)
Net cash provided by operating activities	48,811	21,185
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(11,393)	(7,757)
Capitalized internal use software development costs	(7,526)	(6,058)
Acquisitions, net of cash acquired	(238)	(8,647)
Investments in available-for-sale securities	(22,722)	(29,884)
Maturities of available-for-sale securities	20,600	1,600
Change in restricted cash	257	1,100
Net cash used by investing activities	(21,022)	(49,646)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13,796	10,674
Proceeds from issuance of common stock under employee stock purchase plan	1,137	759
Taxes paid related to net share settlement	(4,886)	—
Repayment of debt and capital lease obligations	—	(105)
Net cash provided by financing activities	10,047	11,328
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(71)	(198)
CHANGE IN CASH AND CASH EQUIVALENTS	37,765	(17,331)
CASH AND CASH EQUIVALENTS--Beginning of period	116,499	97,196
CASH AND CASH EQUIVALENTS--End of period	$154,264	$79,865
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	$1,754	$920
Capitalized stock-based compensation	$772	$586
Common stock and options issued for business acquisitions	$—	$76,795

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$65,811	$64,253	$205,554	$154,477
Plus amounts paid to sellers(1)	176,991	180,105	543,158	514,253
Advertising spend	$242,802	$244,358	$748,712	$668,730

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$65,811	$64,253	$205,554	$154,477
Less amounts paid to sellers reflected in cost of revenue(2)	5,248	6,386	16,323	10,888
Non-GAAP net revenue	$60,563	$57,867	$189,231	$143,589

(1)	Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2)
Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes. Before our acquisition of Chango in April 2015, we recorded all revenue on a net basis and therefore payments to sellers were not included in cost of revenue prior to April 2015.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	$3,530	$(3,009)	$3,137	$(19,983)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	5,259	3,832	15,018	11,397
Amortization of acquired intangibles	5,695	4,789	14,344	11,073
Stock-based compensation expense	6,531	8,800	22,048	22,037
Acquisition and related items	3	321	334	2,717
Interest income, net	(134)	(37)	(359)	(14)
Foreign currency gain, net	(21)	(38)	(338)	(1,381)
Benefit for income taxes	(5,557)	(2,083)	(4,981)	(2,412)
Adjusted EBITDA	$15,306	$12,575	$49,203	$23,434

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	$3,530	$(3,009)	$3,137	$(19,983)
Add back (deduct):
Stock-based compensation expense	6,531	8,800	22,048	22,037
Acquisition and related items, including amortization of acquired intangibles	5,698	5,110	14,678	13,790
Foreign currency gain, net	(21)	(38)	(338)	(1,381)
Non-GAAP net income	$15,738	$10,863	$39,525	$14,463

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP EPS TO NON-GAAP EPS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
GAAP net income (loss) per share (1):
Basic	$0.07	$(0.07)	$0.07	$(0.51)
Diluted	$0.07	$(0.07)	$0.06	$(0.51)

Non-GAAP net income(2)	$15,738	$10,863	$39,525	$14,463

Reconciliation of weighted-average shares used to compute net income (loss) per share to non-GAAP weighted average shares outstanding:
Weighted-average common shares outstanding used to compute net income (loss) per share	48,683	41,308	49,126	38,847
Dilutive effect of weighted-average common stock options, RSAs, and RSUs(3)	—	2,841	—	3,688
Dilutive effect of weighted-average acquisition-related contingent shares(3)	—	1,919	—	1,380
Dilutive effect of weighted-average acquisition related escrow shares(3)	—	785	—	516
Dilutive effect of weighted-average ESPP(3)	—	24	—	26
Non-GAAP weighted-average shares outstanding	48,683	46,877	49,126	44,457
Non-GAAP earnings per share	$0.32	$0.23	$0.80	$0.33

(1)	Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2)	Refer to reconciliation of net income (loss) to non-GAAP net income.
(3)
In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share are equal to the weighted-average shares used to compute basic loss per share and already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method.

THE RUBICON PROJECT, INC.
ADVERTISING SPEND BY INVENTORY TYPE AND CHANNEL
(In thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Advertising spend by inventory type:
Real time bidding (RTB)	$182,288	$187,689	$569,919	$507,693
Orders	55,058	38,704	151,052	107,064
Static bidding	5,456	17,965	27,741	53,973
Total advertising spend	$242,802	$244,358	$748,712	$668,730

Advertising spend by channel:
Desktop	$159,460	$180,741	$506,579	$515,473
Mobile	83,342	63,617	242,133	153,257
Total advertising spend	$242,802	$244,358	$748,712	$668,730

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Advertising spend by inventory type:
RTB	75%	77%	76%	76%
Orders	23%	16%	20%	16%
Static bidding	2%	7%	4%	8%
Total advertising spend	100%	100%	100%	100%

Advertising spend by channel:
Desktop	66%	74%	68%	77%
Mobile	34%	26%	32%	23%
Total advertising spend	100%	100%	100%	100%